Exhibit 99.1

NEWS RELEASE
For Immediate Release
Contact: Wendy Wilson 262-636-8434 w.wilson@na.modine.com

Modine Announces Conditional Plans to Close Jackson, Mississippi facility

RACINE, Wis., April 26, 2007- Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, today announced conditional plans to close its manufacturing plant in Jackson, Mississippi. The decision is dependent on the conclusion of bargaining with the union at the Jackson facility. This action is part of Modine’s strategic repositioning program announced in 2007 that is intended to support Modine’s growth and profitability goals.

“Although this was a very difficult decision to make, we believe it is in the best long-term interest of the company,” said Tom Burke, Modine Executive Vice President and Chief Operating Officer. “We must maintain a competitive cost structure to stay profitable and meet our responsibilities to our customers, our shareholders and our employees. As demand for older copper and brass radiator technology slows and demand for newer technology is increasing, we are consolidating the production of our remaining copper and brass radiator business in fewer facilities to maximize our asset utilization. Modine’s Pemberville, Ohio and Jefferson City, Missouri plants will have the business transferred to their locations following a definitive agreement with Modine’s Jackson, Mississippi union. This is one of several steps we are taking to increase asset utilization in our U.S. plants, which should, in turn aid our programs to increase margins.”

“Repositioning our manufacturing footprint in this manner is one part of our plan to improve margins and return on average capital employed,” said Dave Rayburn, President and Chief Executive Officer. “We have made substantial progress in all areas, including reducing SG&A expenses, further diversifying our customer base, markets, products and geography, sourcing products and components from areas that will enable margin improvement, and intensifying our focus on technology development.”

Modine purchased the Jackson plant in 2005 to make copper brass radiators for diesel-fueled vehicles and aluminum charge air coolers. The products serve both on-road and off-road markets, including Class 8 trucks, agricultural, construction, stationary power generators and military applications.

Founded in 1916, with fiscal 2006 revenues from continuing operations of $1.6 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, and air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. Based in Racine, Wisconsin, the company has more than 7,900 employees at 34 facilities in 15 countries worldwide. For information about Modine, visit www.modine.com.

Statements made in this press release regarding future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those regarding the benefits of Modine’s cost savings plans are based upon Modine’s current expectations. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to, international economic changes and challenges; continued market acceptance and demand for Modine’s products and technologies; and other factors affecting Modine’s business prospects discussed in filings made by Modine, from time to time, with the SEC including the factors discussed in Item 1A, Risk Factors, and the "Cautionary Factors" section in Item 7 of the Company's most recent Annual Report on Form 10-K and its periodic reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #